ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of

Save on Transport Inc.

We have audited the accompanying balance sheet of Save on Transport Inc. at December 31, 2016, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 12, 2016 (inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Save on Transport Inc. as of December 31, 2016, and the results of its operations and its cash flows for the period from July 12, 2016 (inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in an early stage and the revenues and net income for the period from July 12, 2016 (inception) to December 31, 2016 are minimal. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 5, 2017

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-2

SAVE ON TRANSPORT INC

Balance Sheet

December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$11,725
Prepaid expenses	676
Deferred expense	1,950

Total Current Assets	14,351

Total Assets	$14,351

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$1,318
Deferred revenue	2,800
Payroll taxes payable	2,107

Total Current Liabilities	6,225

Total Liabilities	6,225
Commitments and contingencies (Note 5)

Stockholder’s Equity:

Common stock, par value $0.01 per share; authorized 10,000 shares; issued and outstanding 10,000 shares	100
Additional paid-in capital	8,000
Retained earnings	26

Total Stockholder’s Equity	8,126

Total Liabilities and Stockholder’s Equity	$14,351

The accompanying notes are an integral part of these financial statements.

F-3

SAVE ON TRANSPORT INC

Statement of Operations

For the period from July 12, 2016 (inception) to December 31, 2016

Revenues	$72,222

Total Revenue	72,222

Cost of Revenues
Carrier fees	50,375
Compliance	129
Dispatch	450

Total Cost of Revenues	50,954

Gross Profit	21,268

Operating Expenses:
Legal and professional	5,871
Payroll and related expenses	9,919
Rent - affiliate	1,500
General and adminstrative expenses	3,952

Total Operating Expenses	21,242

Operating Income	26

Net Income	$26

Basic Earnings Per Share	$0.00
Diluted Earnings Per Share	$0.00
Weighted average shares used in per share calculations:
Basic	10,000
Diluted	10,000

The accompanying notes are an integral part of these financial statements.

F-4

SAVE ON TRANSPORT INC

Statement of Changes in Stockholder’s Equity

For the period from July 12, 2016 (inception) to December 31, 2016

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholder’s
	Shares	Par Value	Capital	Earnings	Equity

Beginning Balances, July 12, 2016	-	$-	$-	$-	$-

Common stock issued to founder	10,000	100	8,000		8,100

Net income				26	26

Balances, December 31, 2016	10,000	$100	$8,000	$26	$8,126

The accompanying notes are an integral part of these financial statements.

F-5

SAVE ON TRANSPORT INC

Statement of Cash Flows

For the period from July 12, 2016 (inception) to December 31, 2016

Cash Flows From Operating Activities:
Net Income	$26

Adjustments to reconcile net income to net cash provided by operating activities: Increase (decrease) in cash resulting from changes in:
Prepaid expenses and other current assets	(2,626)
Accounts payable	1,318
Deferred revenue	2,800
Payroll tax payable	2,107

Net Cash Provided By Operating Activities	3,625

Cash Flows From Financing Activities:
Proceeds from common stock issued to founder	8,100
Proceeds from shareholder loan	1,680
Repayment of shareholder loan	(1,680)

Net Cash Provided By Financing Activities	8,100

Net Increase in Cash and Cash Equivalent	11,725

Cash and Cash Equivalents at Beginning of Period	-

Cash and Cash Equivalents at End of Period	$11,725

The accompanying notes are an integral part of these financial statements.

F-6

SAVE ON TRANSPORT INC

Notes to Financial Statements

December 31, 2016

Note 1 — Description of Business and Basis of Presentation

Organization and Description of Business

Save On Transport Inc. (the “Company” or “Save On”) was incorporated in the state of Florida and started business on July 12, 2016 (“inception date”). Save On is a provider of integrated transportation management solutions consisting of brokerage and logistic services such as transportation scheduling, routing and other value added services related to the transportation of automobiles and other freight.

Basis of Presentation

General — The accompanying financial statements were prepared in accordance with principles generally accepted in the United States (“US GAAP”) and include all adjustments necessary for the fair presentation of the period presented.

Going Concern

The accompanying financial statements are prepared assuming the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since the Company is in an early stage and the revenues and net income for the period from July 12, 2016 (inception) to December 31, 2016 are minimal, it is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon increasing revenues both organically, with increased marketing efforts, and potential acquisition targets, which would be accretive to the Company. Additional capital may be required for the Company to meet its revenue growth plans. The financial statements do not include any adjustments relating to recovery of recorded assets or classification of liabilities should the Company be unable to continue as a going concern.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates —The preparation of the financial statements, in accordance with US-GAAP, requires management to make estimates and assumptions about future events that affect the amounts reported in the Company’s financial statements and accompanying notes. On an ongoing basis, management evaluates and periodically adjusts its estimates and assumptions, based on historical experience, the impact of the current economic environment, and other key factors. Volatile energy markets, as well as changes in consumer spending have increased the inherent uncertainty in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Cash and Cash Equivalents —The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. As of December 31, 2016, the Company did not have any cash equivalents. The Company’s cash balance does not exceed federal insured limits.

Revenue Recognition and Cost of Revenue —The Company recognizes operating revenues and the related direct costs of such revenue as of the date the freight is delivered by the carrier. Customer payments received prior to delivery are recorded as a deferred revenue liability and related carrier fees if paid prior to delivery are recorded as a deferred expense asset. In accordance with ASC Topic 605-45, Principal Agent Considerations, the Company recognizes revenue on a gross basis.

Income Taxes — The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating loss and tax credit carryforwards, as well as differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date.

The Company does not recognize a tax benefit for uncertain tax positions unless it concludes that it is more likely than not that the benefit will be sustained on audit by the taxing authority based solely on the technical merits of the associated tax position. If the recognition threshold is met, the Company recognizes a tax benefit measured at the largest amount of the tax benefit that, in the management’s judgment, is greater than 50% likely to be realized. The Company records interest and penalties related to unrecognized tax positions in “Income tax expense” in the income statement.

F-7

SAVE ON TRANSPORT INC

Notes to Financial Statements

December 31, 2016

Earnings per Share (“EPS”) — The Company applies the provisions of ASC Topic 260, Earnings per Share, which requires companies to present basic EPS and diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. There were no common stock equivalents outstanding as of December 31, 2016.

Recently Issued Accounting Pronouncements — In August 2015, FASB issued ASU 2015-14, Deferral of the Effective Date, which amends ASC Topic 606, Revenue from Contracts with Customers. ASC Topic 606 was established by previously-issued ASU 2014-09, discussed below. For public business entities, the amendments in ASU 2015-14 defer the effective date of ASU 2014-09 to annual reporting periods beginning after December 15, 2017. Early adoption of ASU 2014-09 is permitted. In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers, which established ASC Topic 606. The new revenue recognition standard eliminates all industry-specific guidance and provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The amendments in this ASU may be applied retrospectively to each period presented, or as a cumulative effect adjustment as of the date of adoption. Management is currently evaluating the accounting, transition and disclosure requirements of the standard and expects to know the financial statement impact upon adoption in 2018.

Note 3 — Deferred Expenses

The following table presents the composition of deferred expenses:

December 31, 2016
Carrier Fees	$1,950
Deferred expenses	$1,950

Note 4 — Accounts Payable and Accrued Liabilities

The following table presents the composition of accounts payable and accrued liabilities:

December 31, 2016
Legal and Professional	$1,318
Accounts payable and accrued liabilities	$1,318

F-8

SAVE ON TRANSPORT INC

Notes to Financial Statements

December 31, 2016

Note 5 — Commitments and Contingencies

From time to time, we may be involved in litigation relating to claims arising out of our operation in the normal course of business. As of December 31, 2016, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on results of our operations.

Note 6 — Stockholder’s Equity

Common Stock

On the inception date the Company issued 10,000 shares of common stock to the founder for proceeds of $8,100. Holders of common stock are entitled to one vote per share.

Note 7 — Income Taxes

The following table presents the Company’s income tax expense at an estimated effective tax rate of 15%:

2016
Current expense:
Federal	$––
Income tax expense	$––

There were no deferred tax assets or liabilities as of December 31, 2016

Note 8 — Related Party Transactions

The Company executed a sublease agreement with an affiliate for office space for a one year term. The sublease commenced on August 1, 2016 at a rate of $300 per month.

Certain expenses of the Company were paid by the sole shareholder and recorded as a shareholder loan of $1,680. The shareholder loan was repaid in full prior to December 31, 2016.

Note 9 — Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 5, 2017, the date the financial statements were available to be issued.

On March 30, 2017, the Company closed a Share Exchange Agreement with PetroTerra Corp (Petro), a Nevada corporation, whereby the Company has agreed to transfer all of its shares of common stock to Petro in exchange for 114,202,944 shares of Petro common stock.

The transaction is being accounted for as a reverse merger between a private company and an inactive public company in which Save On, the private company, is considered to be the acquirer of Petro since the sole shareholder of Save On obtained approximately 80% voting control and management and board control. Accordingly, the reverse merger is accounted for as a recapitalization of Save On in which the assets and liabilities of both companies, on the transaction date, are recorded at their historical book values. The equity of Save On is retroactively restated to give effect to the exchange of the Save On shares for Petro shares, the historical activity of the combined entity is that of Save On and the activity of Petro is recorded only from the date of the transaction.

F-9